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                                                                    EXHIBIT 4.11

                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is executed as of this 1st day of August, 2002, by Matria Healthcare, Inc. ("Matria") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

         WHEREAS, Matria, as issuer (the "Issuer") and certain of its wholly-owned subsidiaries have heretofore entered into an Indenture, dated as of July 9, 2001 (the "Original Indenture"), with the Trustee pursuant to which the Trustee acts as trustee for the Holders of the Issuer's 11% Senior Notes due 2008;

         WHEREAS, Section 8.01 of the Original Indenture permits the Issuer and the Trustee to supplement the Original Indenture without consent of any Holder for the purpose of curing any ambiguity, defect or inconsistency.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         Section 1. Definitions. All capitalized terms used in this Supplemental Indenture not defined herein shall have the meanings ascribed to them in the Original Indenture.

         Section 2.        Indebtedness. The definition of Indebtedness in
Section 1.01 of the Original Indenture is hereby amended and supplemented by this Supplemental Indenture to provide that an obligation of any Person to issue common stock of such Person for any purpose is not "Indebtedness" within the meaning of the Indenture.

         Section 3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but of all which together shall constitute one and the same document.

         Section 4. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

                            [signature pages follow]


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         IN WITNESS WHEREOF, Matria Healthcare, Inc. has caused this
Supplemental Indenture to be duly executed all as of the date and year first above written.


                                      MATRIA HEALTHCARE, INC.



                                      By:
                                         ----------------------------------
                                         Name:  Parker H. Petit
                                         Title: President



                                      By:
                                         ----------------------------------
                                         Name:  Roberta L. McCaw
                                         Title: Secretary

This Supplemental Indenture is hereby acknowledged and accepted this ______ day of August, 2002 by WELLS FARGO BANK MINNESOTA, N.A., as Trustee



By:
   ---------------------------------
   Name: ---------------------------
   Title: --------------------------


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